EXHIBIT 10.4

                                  BLUEFLY, INC.
                               42 West 39th Street
                            New York, New York 10018

                                                                    June 6, 2006

Wells Fargo Retail Finance, LLC
One Boston Place, Suite 1800
Boston, MA 02108
Attention: Jennifer Blanchette, Vice President

         Re:  Waiver Letter

         Dear Jennifer:

         This letter (this "Letter) has been written to request the waiver by Lender (as hereinafter defined) of certain provisions of the Loan and Security Agreement dated July 26, 2005 (the "Loan Agreement) between BLUEFLY, INC. (the "Borrower"), a Delaware corporation with its principal executive offices at 42 West 39th Street, New York, New York 10018, and WELLS FARGO RETAIL FINANCE, LLC, (the "Lender"), and certain other Loan Documents. Terms used and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

         We have previously provided you with a spreadsheet which sets forth a series of proposed transactions (the "Equity Transactions") involving, among other things, the conversion of certain preferred stock of the Borrower into common stock, the payment of certain dividends to holders of such preferred stock of the Borrower, the repayment of certain subordinated indebtedness and related matters. Certain of the proposed transactions require Lender's consent under the terms of certain Loan Documents.

         A.       WAIVERS.

         The Borrower specifically requests that the Lender waive the following provisions of the Loan Documents, subject to compliance with the terms set forth in Section B below, in order to permit the Equity Transactions to be completed:

1. Section 2.2 of the Subordination Agreement in order to permit the payment to the Subordinated Creditors (as therein defined) of a Distribution (as therein defined) in the amount of not more than $5,600,000.00 which shall constitute payment in full of all indebtedness due and owing to the Subordinated Creditors;

2.       Section 4.19 of the Loan Agreement in order to permit:

         (a) the payment to holders of Borrower's preferred stock of a cash dividend in the amount of not more than $22,000,000.00; and

         (b) the payment to holders of Borrower's Series F Preferred Stock in the amount of not more than $150,000.00 which shall be sufficient to cause the redemption of all Class F Preferred Stock.

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         B.       CONDITIONS.

         The Borrower understands and agrees that the Lender's consent to the terms of this Letter are conditioned upon receipt by the Lender of:

1. Evidence that not less than $15,000,000 in net proceeds of the Equity Transactions shall have been deposited in either the Operating Account or another account subject to a Blocked Account Agreement;

2. (i) A copy of a payoff letter from the Subordinated Creditors acknowledging they have been paid in full and releasing Borrower from all claims and encumbrances, and (ii) copies of any notes issued to the Subordinated Creditors marked "cancelled" or a similar marking indicating they have been paid in full and are no longer outstanding;

3. A copy of all documents, instruments and agreements, along with all schedules, exhibits, and disclosures thereto, evidencing the Equity Transactions, as well as evidence of all corporate authorizations, board resolutions and the like; and

4. Reimbursement from the Borrower for all costs, expenses, and legal fees incurred in connection with the negotiation and preparation of this Letter and all documents, instruments, and agreements incidental hereto.

         C.       RATIFICATION; WAIVER OF CLAIMS; REPRESENTATIONS AND
                  WARRANTIES.

1. Except as provided herein, all terms and conditions of the Loan Agreement and each of the other Loan Documents shall remain in full force and effect. The Borrower hereby ratifies, confirms and re-affirms all terms and provisions of the Loan Documents and confirms that no Default or Event of Default has occurred and is continuing.

2. There is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower under the Loan Agreement or any other Loan Document could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with regard thereto; nor is there any basis on which the terms and conditions of any of the Liabilities could be claimed to be other than as stated on the written instruments which evidence such Liabilities.

3. The Borrower hereby acknowledges and agrees that it has any offsets, defenses, claims, or counterclaims against the Lenders or its parent, affiliates, predecessors, successors, or assigns, or its officers, directors, employees, attorneys, or representatives, with respect to the Liabilities, or otherwise, and that if the Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender or its parent, affiliates, predecessors, successors or assigns, or its officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Letter, all of them are hereby expressly WAIVED, and the Borrower hereby RELEASES the Lender and its officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

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         If the Lender is in agreement with the terms of this Letter, please sign the enclosed copy of this letter and return it to the Borrower at the address indicated above.

                                        Sincerely,

                                        BLUEFLY, INC., as Borrower

                                        By:    /s/ Patrick C. Barry
                                               ---------------------------------
                                        Print Name: Patrick C. Barry
                                        Title: CFO/COO

         Acknowledged and Agreed:

         WELLS FARGO RETAIL FINANCE, LLC, as Lender

         By:    /s/ Jennifer L. Blanchette
                -----------------------------------
         Print Name: Jennifer L. Blanchette
         Title: Vice President

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